EXHIBIT 99.1


                    RAPID LINK ENTERS INTO BINDING LOI TO
                     PURCHASE TELENATIONAL COMMUNICATIONS

 Los Angeles, CA - February 15th, 2006 - Rapid Link, Inc. (RPID) today announced that on February 14, 2006 it entered into a binding letter of intent to acquire Telenational Communications, Inc., a provider of domestic and international long distance services since 1988. Both companies have a long history of providing affordable telecommunications services to niche markets, in particular to soldiers in the US military, as well as other retail segments. With Rapid Link's VoIP infrastructure, Telenational's customers will have access to a state-of-the-art VoIP platform, which will enhance both the traditional service sets, in addition to introducing the customers to new and exciting VoIP products that are changing how people communicate across the world.

 "The acquisition of Telenational should more than double our current revenue run rate and we anticipate that this transaction will be immediately accretive to our earnings. The two companies complement each other perfectly, from operations, marketing, and high quality customer service. Rapid Link and Telenational are a great fit," said John Jenkins, CEO of Rapid Link.

 "This is another significant step forward for Rapid Link. We want to make our VoIP services available to a large base of customers, providing those customers with the latest, cutting edge technology. Our goal, as a company, is to continue to grow our business, and become one of the premier players in the VoIP space," stated David Hess, President and COO of Rapid Link.

 "The telecommunications industry is thriving once again, and teaming up with Rapid Link makes perfect sense for our customers and employees. I believe our combined operations will establish Rapid Link as one of the best performing companies in the VoIP sector. With a niche retail focus and brand, Rapid Link is well positioned to drive the adoption of VoIP to the estimated 30 million veterans and soldiers located in the US and around the world," commented Chris Canfield, President of Telenational. "The back office foundation that Telenational has established in Omaha, Nebraska, will provide significant synergies and reduce overall operational costs for the combined companies," stated Michael Prachar, Telenational Vice President of Operations.

 The acquisition is subject to customary closing conditions, including the ability of Rapid Link to obtain the necessary financing for the cash portion of the purchase price.


 About Telenational Communications, Inc.

 Founded in 1988 as Telenational Communications LP, the Company specialized as a long distance carrier with operations in the North America and Europe. Incorporated in 1997 as Telenational Communications, Inc. ("TNC"), the Company has continued to operate from its global headquarters in Omaha, Nebraska.

 About Rapid Link, Inc.

 Founded in 1997 as Dial Thru International Corporation, Rapid Link provides value-added Voice over Internet Protocol (VoIP) communication services to customers, both domestically and internationally. Rapid Link is a leading niche market provider that has focused on the US military and other key niche markets through its proven, high-quality Internet telephony products, services and infrastructure for service providers, businesses and individuals worldwide.

 The Company's VoIP offerings include multiple service plan options which reside on Rapid Link's state of the art IP network. The company offers PC-to-PC, PC-to-phone, phone-to-phone calling on their unique set of IAD's - Internet Access Device's - that provide a new low cost phone service that is delivered through a broadband connection. Rapid Link's back office provides, billing, operations management, marketing support, inventory management, accounts payable, accounts receivable, sales force automation, commission management, trouble ticket reporting. Customers can manage their telecommunications services in a real-time environment through the company's tested back office support structure.

 Rapid Link's network spans more than 15 countries on five continents. For more information, please visit www.rapidlink.com

 Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect Rapid Link's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are the inherent uncertainty of financial estimates and projections, the competitive environment for Internet telephony, Rapid Link's limited operating history, changes of rates of all related telecommunications services, the level and rate of customer acceptance of new products and services, legislation that may affect the Internet telephony industry, rapid technological changes, and other risk factors contained in Rapid Link's (formerly Dial Thru International, Corporation) periodic reports on Form 10-K and Forms 10-QSB on file with the SEC and available through http://www.sec.gov.

 Contacts:
 David Hess, President and COO
 Rapid Link, Inc.
 Tel. 310-566-1701
 Website: www.rapidlink.com

 Friedland Corporate Investor Services, LLC
 Jesse Blum
 Tel. (303) 468-1287
 www.friedlandworldwide.com